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                                                                Exhibit  (1)(e)

                            CERTIFICATE OF AMENDMENT
                                       OF
                              BRINSON MONEY SERIES


         This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

         1. The name of the trust is: Brinson Money Series ("Trust").

         2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to UBS Money Series.

         3. This Certificate shall become effective on April 8, 2002.

         IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 19th day of February, 2002.


                                                   /s/ Margo N. Alexander
                                                ----------------------------
                                                      Margo N. Alexander
                                               As Trustee and not individually

                                              Address: 51 West 52nd Street
                                                       New York, New York  10019


STATE OF NEW YORK       ss
CITY OF NEW YORK

         Before me this 19th day of February, 2002, personally appeared the above named Margo N. Alexander, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

                                                  /s/ Victoria Drake
                                                  --------------------
                                                     Notary Public

My commission expires: May 20, 2002





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                              BRINSON MONEY SERIES

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

         I, Amy R. Doberman, Vice President and Secretary of Brinson Money Series ("Trust"), hereby certify that the board of trustees of the Trust duly adopted the following resolutions at a meeting held on February 13, 2002, that the resolutions shall become effective April 8, 2002, and that the Amended and Restated Schedule A attached to this certificate is a true copy of the Amended and Restated Schedule A to the Trust's Trust Instrument that was approved by the board of trustees at its February 13, 2002 meeting:

                  RESOLVED, that pursuant to Section 8 of Article X of the Trust's Trust Instrument, the name of the Trust be, and it hereby is, changed from "Brinson Money Series" to "UBS Money Series" and that the Trust Instrument be, and it hereby is, amended as follows:

                  The last sentence of the introductory paragraph of the Trust Instrument is amended to read as follows: "The name of the Trust created by this Trust Instrument is UBS Money Series."

                  Section (m) of Article I of the Trust Instrument is amended to read as follows: "(m) "Trust" means UBS Money Series established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series."

                  All other references in the Trust Instrument to Brinson Money Series are changed to UBS Money Series.

                  and be it further

                  RESOLVED, that pursuant to Section 8 of Article X of the Trust's Trust Instrument, the names of certain of the Series of the Trust shall be changed from "Brinson Select Money Market Fund," "Brinson Cash Reserves Fund" and "Brinson Liquid Assets Fund" to "UBS Select Money Market Fund," "UBS Cash Reserves Fund" and "UBS Liquid Assets Fund," respectively, and be it further




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                  RESOLVED, that Schedule A of the Trust's Trust Instrument be, and it hereby is, amended and restated to reflect the name changes of the above-referenced Series.



Dated:  February 15, 2002                          By: /s/ Amy R. Doberman
                                                       -------------------
                                                         Amy R. Doberman
                                                   Vice President and Secretary


New York, New York (ss)

Subscribed and sworn to before me this 15th day of February, 2002.


/s/ Victoria Drake
-------------------
Notary Public





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                      Schedule A to Declaration of Trust of
                              Brinson Money Series

                   (As Amended and Restated February 13, 2002)

Series of the Trust (as of April 8, 2002)
-----------------------------------------

UBS Select Money Market Fund
UBS Cash Reserves Fund
UBS Liquid Assets Fund
LIR Premier Money Market Fund
LIR Premier Tax-Free Money Market Fund



Classes of Shares of UBS Select Money Market Fund
--------------------------------------------------

An unlimited number of shares of beneficial interest have been established by the Board as Institutional shares and Financial Intermediary shares of UBS Select Money Market Fund. The Institutional shares and Financial Intermediary shares represent interests in the assets of only that Series and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument.